                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Accountants" in the Registration Statement on Form S-3 and related Prospectus of Valero L.P. and Valero Logistics Operations, L.P. for the registration of $750,000,000 aggregate offering amount of Common Units of Valero L.P. and Debt Securities of Valero Logistics Operations, L.P. and to the incorporation by reference therein of our reports dated March 6, 2003, with respect to the consolidated balance sheets of Valero L.P. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, cash flows and partners' equity for the year ended December 31, 2002 included in Valero L.P.'s Annual Report on Form 10-K for the year ended December 31, 2002 and the financial statements of Valero South Texas Pipeline and Terminals Business for the year ended December 31, 2002 included in Valero L.P.'s Current Report on Form 8-K dated April 2, 2003 filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP


October 1, 2003
San Antonio, Texas